UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 6, 2013

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35098	13-4068197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2013, Cornerstone OnDemand, Inc. (the “Company”) entered into a second amendment (the “Amendment”) to that certain Office Lease (the “Lease”) dated November 29, 2011, as amended to date, by and between the Company and Water Garden Realty Holding LLC, pursuant to which the Company leases its headquarters located at 1601 Cloverfield Boulevard, Santa Monica, California 90404 (the “Headquarters”). The primary effect of the Amendment is to add to the Lease an additional 28,159 square feet of office space at the Headquarters (the “Additional Space”). The monthly base rent under the Lease, subject to certain rent credits, for the Additional Space is approximately $115,000 per month, with 3% annual increases, through the end of the Lease term, January 31, 2019, subject to the Company’s right to renew the Lease for additional periods. The Company will receive up to approximately $794,000 in allowances for tenant improvements to the Additional Space.

This Current Report on Form 8-K summarizes the material provisions of the Amendment. For additional information, please refer to the full text of the Lease, as amended to date, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Adam Weiss
Adam Weiss
General Counsel

Date: March 12, 2013